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                                                                    Exhibit 10.1

                               ABERCROMBIE & FITCH

October 20, 2004

Tom Mendenhall
XXXXXXXXXXXXXXX
XXXXXXXXXXXXXXX

Dear Tom:

We are thrilled that you are considering joining us here at Abercrombie & Fitch, and we are excited to extend the following offer of employment:

POSITION Sr. Vice President & General Manager - Abercrombie & Fitch and abercrombie

BASE SALARY                            $700,000 annually

                                       You will be reviewed in March, 2006 and
                                       at least annually thereafter, with annual salary adjustments based on:

                                            (1)  Your performance
                                            (2)  Economic factors (i.e. business
                                                 conditions, inflation, job
                                                 market, etc.)

SIGN-ON BONUS                          Upon hire, Abercrombie & Fitch will
                                       pay you a one-time bonus payment of
                                       $50,000. This bonus payment will be made along with your first regular paycheck.

                                       If you voluntarily resign from A&F during your first 12 months of employment, or are terminated for gross misconduct, you will be required to reimburse the Company for the full amount of the bonus.

INCENTIVE BONUS COMPENSATION           You will be eligible to participate in
                                       our Incentive Compensation (cash bonus)
                                       Program at a target payout level of 50%
                                       of your annual base earnings, with a
                                       maximum payout of 100% of your annual
                                       base earnings. At the income level quoted in this offer, your target annual payout is $350,000, and your maximum annual payout is $700,000.

                                       -    Incentive Compensation is paid in
                                            two installments during the year
                                            (40% in August and 60% in February).
                                            Your first Incentive Compensation
                                            payout will occur in February, 2005
                                            and will be pro rated based on your
                                            date of hire.
                                       -    All Incentive Compensation (IC)
                                            payouts are based on Abercrombie and
                                            Fitch's profit results and can vary
                                            from zero (0) to a maximum of double
                                            your target level.

STOCK OPTIONS                          Upon hire you will receive stock options
                                       covering 75,000 Abercrombie & Fitch
                                       shares of Class A common stock. The
                                       options will be valued according to the
                                       closing price of A&F Class A common stock on the New York Stock Exchange (NYSE) on your date of hire as a regular, full-time employee.

                                       Stock Options are exercisable on each
                                       anniversary date of the grant in
                                       accordance with the following vesting
                                       schedule:

                                       Year 1    Year 2    Year 3    Year 4
                                       ------    ------    ------    ------
                                         25%       25%       25%        25%



  P.O. BOX 182168, COLUMBUS, OH 43218 - TEL (614) 283-6500 - FAX (614) 283-6565

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RESTRICTED STOCK GRANT                 Upon your date of hire you will receive
                                       15,000 Abercrombie & Fitch shares of
                                       restricted stocks. These shares are also exercisable on each anniversary date of the grant in accordance with the following 4 year vesting schedule:

                                       Year 1    Year 2    Year 3    Year 4
                                       ------    ------    ------    ------
                                         10%       20%       30%        40%

SEVERANCE IN THE EVENT OF              If Abercrombie & Fitch terminates your
TERMINATION                            employment for any reason (excluding
                                       resignation or termination for cause)
                                       within 12 months of your start date, the Company agrees to provide salary continuance for a period of 12 months from the termination date.

401(k) QUALIFIED SAVINGS PLAN          After 1 year of employment, you will be
                                       eligible to participate in the
                                       Abercrombie & Fitch Qualified 401(k)
                                       Savings Plan. As a participant in this
                                       plan, you will be eligible to defer up to 50% of your base salary and bonus, or up to the IRS maximum annual deferral limit of $13,000, whichever is less. The first
                                       3% of your base salary and bonus that you defer into this plan (up to the IRS maximum considered compensation of
                                       $205,000) will be matched by A&F at 100%.
                                       The next 2% of your base salary and bonus that you defer into this plan will be matched at 50%. At the base salary and target bonus quoted in this offer, and assuming at least a 5% base salary and target bonus deferral into the plan, this would result in an annual company match of $8,200.

A&F QUALIFIED RETIREMENT PLAN          Also after 1 year of employment, you will
                                       eligible to participate in the
                                       Abercrombie & Fitch Qualified Retirement
                                       Plan. As a participant in this plan, you will be eligible to receive an annual retirement plan contribution from the company equal to 5% of your annual base pay below the Social Security wage base of $87,900, and 8% of the remainder of your base pay which is above the social security wage base, but below $205,000.
                                       At the base salary quoted in this offer, this would result in a total annual qualified retirement plan contribution of
                                       $13,763.

A&F NON-QUALIFIED SAVINGS PLAN         After 30 days of employment, you will be
                                       eligible to participate in the
                                       Abercrombie & Fitch Non-Qualified Savings
                                       Plan. This Plan will allow you to defer
                                       up to 75% of your base salary each year, and up to 100% of your bonus. The company will match the first 3% that you defer on a dollar for dollar basis. At the base salary quoted in this offer, this would result in a company match of $31,500 on a 3% base and target bonus deferral.

A&F NON-QUALIFIED RETIREMENT PLAN      After 1 year of employment, you will be
                                       eligible to participate in the
                                       Abercrombie & Fitch Non-Qualified
                                       Retirement Plan. As a participant in this plan, you will be eligible to receive an annual retirement plan contribution from the company equal to 8% of your annual base pay which exceeds the IRS Qualified
                                       Plan compensation limit of $205,000. You will also receive a "make-up" match in this plan equal to the company match that you forfeit in the 401(k) Qualified
                                       Savings Plan due to the IRS Qualified
                                       Plan compensation limit of $205,000. At
                                       the base salary quoted in this offer,
                                       this would result in an annual
                                       Non-Qualified Retirement Plan
                                       contribution of $73,400.

MEDICAL, DENTAL, LIFE &                On your 31st calendar day of employment,
DISABILITY INSURANCE                   you will be eligible to participate in
                                       our Medical, Dental, Life & Disability
                                       Insurance plans. The current employee
                                       contribution required for all of these
                                       benefits combined is as follows:

                                            Single Coverage       $10 per week
                                            Single (+) One        $20 per week
                                            Family Coverage       $30 per week

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FLEXIBLE SPENDING ACCOUNT (FSA)        On your 31st day of employment, you will
                                       be eligible to participate in A&F's
                                       Flexible Spending Account (FSA) plan.
                                       FSA's allow you to save money by paying
                                       for certain healthcare and childcare
                                       expenses with pre-tax dollars via
                                       automatic payroll deductions.

EMPLOYEE ASSISTANCE PROGRAM            On your 31st calendar day of employment,
                                       you will automatically be enrolled in our Employee Assistance Program. The EAP gives you or any covered dependents access to free, confidential psychological, financial, or legal counseling through our EAP provider,
                                       Matrix Psychological Services. Up to 6
                                       free visits, per specific issue, are
                                       available through the EAP.

A&F GYM Effective upon hire, you will be eligible to join The A&F Gym, our state of the art 8,000 square foot on-site fitness facility. The cost of membership is only $10 per month, which is paid via automatic payroll deduction after you enroll.

EXECUTIVE LIFE INSURANCE               You will be eligible to receive group
INSURANCE                              term life insurance equal to 4 times
                                       your base annual salary (maximum of
                                       $2,000,000 coverage).

MERCHANDISE DISCOUNT                   You will receive a discount of 40% on
                                       qualified purchases at all Abercrombie &
                                       Fitch, abercrombie, & Ruehl stores. You
                                       will also receive a discount of 30% on
                                       qualifying purchases at all Hollister Co.
                                       stores.

VACATION/PERSONAL HOLIDAYS             Beginning 1/1/2005, you will be eligible
                                       for 20 vacation days (four weeks) and
                                       three personal days annually. Additional vacation time accrues based on your length of service with the company. At the beginning of your 6th calendar year of employment with the company, you will receive an additional week of vacation.
                                       Total vacation eligibility at Abercrombie
                                       & Fitch is capped at 25 days (five
                                       weeks). Abercrombie & Fitch also grants 8 paid holidays to all home office associates annually.

Tom, as you review this information, please call me to clarify any issues. We look forward to welcoming you to the A&F team.

Sincerely,

/s/ Mike Jeffries

Mike Jeffries
Chairman and CEO



I accept Abercrombie & Fitch's offer of employment as outlined in this letter, and I am returning a signed copy to Human Resources.



/s/ Tom Mendenhall                                           10/22/2004
------------------------                            --------------------------
Tom Mendenhall                                      Date